Exhibit 23.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Petroleum Development Corporation:

Re:  Registration Statement Numbers:  333-126444, 333-118215, 333-118222, 333-111825, 333-111824, 333-111823 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated June 30, 2006, related to our review of interim financial information.  Our report on the interim financial information refers to a restatement of the condensed consolidated statement of income for the three months ended March 31, 2005.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an Independent Registered Public Accounting Firm or a report prepared or certified by an Independent Registered Public Accounting Firm within the meaning of sections 7 and 11 of the Securities Act of 1933.

/s/ KPMG LLP

KPMG LLP

Pittsburgh, Pennsylvania

June 30, 2006